Exhibit 23.2

Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Director Stock Option Plan of our report dated January 24, 2004 (except for Note 18, as to which date is February 2, 2004), with respect to the consolidated financial statements of Hybridon, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 26, 2004